UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                      February 13, 2004 (February 1, 2004)



                            Availent Financial, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                     0-02252                 13-1976670
  ______________________________   ______________________       ____________
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
          incorporation)                                     Identification No.)

      2720 Stemmons Freeway, South Tower, Suite 600
                      Dallas, TX                                75007
         ______________________________________                ________
        (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (214) 637-2972
                                                     ______________



(Former name or former address, if changed since last report):   Not Applicable

ITEM 5.           OTHER EVENTS

     On January 8, 2004, Availent Financial, Inc., a Delaware corporation (the "Registrant"), acquired substantially all of the assets of Broyd, Inc. - D.B.A. First Texas Residential ("First Texas" or "Seller"). The aggregate purchase was $3,500,000.00, which payment consisted of $250,000.00 in cash and a $3,250,000.00 promissory note issued by the Registrant, as maker, and payable to the order of the Seller. The promissory note matured on February 1, 2004 and bears interest at an annual rate equal to the prime rate plus two percent. The promissory note is secured by substantially all of the assets acquired from the Seller. At the sole option of the Registrant, one thirty day extension of the due date of the promissory note was available if a payment of $100,000.00 was made to Seller by the Registrant by the maturity date.

     Registrant was unsuccessful in obtaining the required financing to timely pay the promissory note in full by the maturity date of February 1, 2004. Additionally, Registrant was unable to pay $100,000.00 to Seller by February 1, 2004 and extend the due date of the promissory note. Registrant and Seller are in discussions to extend the maturity date but there can be no assurance that this will occur. Accordingly, Seller may at any time declare the note in default and, among other things, may exercise its rights as a secured creditor and foreclose on the assets securing the promissory note.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                AVAILENT FINANCIAL, INC.



Dated:  February 13, 2004                       By:     /s/ Bruce A. Hall
                                                        ------------------------
                                                Name:    Bruce A. Hall
                                                Title:   Chief Financial Officer